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                                                                    EXHIBIT 23.6



                             CONSENT OF KING & WOOD



To:     Intra-Asia Entertainment Corporation
        725 South Figueroa Street
        Suite 1650
        Los Angeles, California 90017-5416

October 15, 2002

Dear Sirs:

               Re:  Intra-Asia Entertainment Corporation

We are licensed to practice law in the People's Republic of China (the "PRC"). We hereby consent to the reference to us under the caption "Legal Matters" in the prospectus constituting a part of this registration statement.


/s/ King & Wood

King & Wood